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                                                                     Exhibit 2.2

                           ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (the "Agreement") is made and entered into as of this ___ day of March, 2001, by and between CPM Acquisition Corp., a Delaware corporation ("Buyer") and Consolidated Process Machinery, Inc., a California corporation and Debtor and Debtor in Possession ("Seller") under a case (the "Case") in the United States Bankruptcy Court for the Middle District of Florida (the "Bankruptcy Court").

                                   RECITALS

A. Seller is engaged in the manufacture of process machinery and other equipment utilized primarily in the agricultural and food producing / processing industries (the "Business").

B. Seller wishes to sell to Buyer substantially all the assets it uses in connection with the Business at the price and on the other terms and conditions specified in detail below and Buyer wishes to so purchase and acquire such assets from Seller.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   Transfer of Assets
     ------------------

     1.1  Purchase and Sale of Assets. On the Closing Date, as hereinafter
          ---------------------------
defined, in consideration of the covenants, representations and obligations of Buyer hereunder, and subject to the conditions hereinafter set forth, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller all of Seller's right, title and interest as of the Closing Date in and to the following assets, wherever located (collectively, the "Property"):

          1.1.1  Leases and Contracts. Seller's right, title and interest (i) as
                 --------------------
lessee under the real property lease or leases described on Exhibit "A-1 " to this Agreement (collectively, the "Real Property Leases"), (ii) as lessee under those equipment, personal property and intangible property leases, rental agreements, licenses, contracts, agreements and similar arrangements described on Exhibit "A-2" to this Agreement (collectively, the "Other Leases"), and (iii) as a party to those other contracts, leases, orders, purchase orders, licenses, contracts, agreements and similar arrangements described on Exhibit "A-3" (collectively, the "Other Contracts" and together with the Other Leases, the "Other Leases and Contracts").

          1.1.2  Real Property and Improvements. Seller's fee simple ownership
                 ------------------------------
interest in that certain real property described in Exhibit "A-4" and all improvements located thereon (collectively, the "Real Property"), but in all events only to the extent, if any, of Seller's interest in the same (collectively, the "Improvements"). Specifically excluded herein is real property of Seller located at Aurora, Colorado and Hasselholm, Sweden, none of which is utilized in the operation of the Business.

          1.1.3  Personal Property. All of those items of equipment and tangible
                 -----------------
personal property owned or leased by Seller and used in the Business, including, without limitation, those items of equipment and other personal property listed in Exhibit "B" attached to this Agreement and any other tangible personal property acquired or leased by Seller after the date hereof but prior to the Closing Date exclusively in connection with the Business (collectively, the "Personal Property"). As used in this Agreement, the Personal Property shall not include the Inventory.

          1.1.4  Intangible Property. All intangible personal property owned or
                 -------------------
held by Seller and used exclusively in connection with the Business, but in all cases only to the extent of Seller's interest therein and only to the extent transferable, together with a copy of all books, records and like items pertaining exclusively to the Business (collectively, the "Intangible Property"), including, without limitation, the names "California Pellet Mill," "Roskamp Champion" and such other names and items identified on Exhibit "C" hereto. As used in this Agreement, Intangible Property shall in all events exclude, (i) any materials containing privileged communications or information about employees, disclosure of which would violate an employee's reasonable expectation of privacy and any other materials which are subject to attorney-client or any other privilege, (ii) Seller's corporate books and records relating to its organization and existence, and (iii) Seller's books and records relating to indebtedness owing by Seller.

          1.1.5  Receivables. All accounts receivable arising out of the
                 -----------
operation of the Business and, subject to Section 1.2, all causes of action relating or pertaining to the foregoing (collectively, the "Receivables").

          1.1.6  Inventory. All supplies, goods, materials, work in process,
                 ---------
inventory and stock in trade owned by Seller exclusively for use or sale in the ordinary course of the Business (collectively, the "Inventory").

          1.1.7  Stock. All stock in the following subsidiaries: CPM Europe
                 -----
S.A., CPM Europe B.V., CPM Europe Ltd., CPM Pacific (Private) Ltd., and California Pellet Mill Europe Ltd. (the "Purchased Subsidiaries").

     1.2  Excluded Assets. Notwithstanding anything to the contrary in this
          ---------------
Agreement, the Property shall not include (i) those items excluded pursuant to the provisions of Section 1.1 above; (ii) all cash, cash equivalents and marketable securities (including cash, cash equivalents and marketable securities owned by the Purchased Subsidiaries); (iii) Inventory transferred, used or sold by Seller in the ordinary course of the Business prior to the Closing Date; (iv) any lease, rental agreement, contract, agreement, license or similar arrangement ("Contracts") terminated or expired prior to the Closing Date in accordance with its terms or in the ordinary course of the Business; (v) any right, property or asset listed on Exhibit "D" hereto; (vi) all preference or avoidance claims and actions of Seller, including, without limitation, any such claims and actions arising under Sections 544, 547, 548, 549, and 550 of the United States Bankruptcy Code; (vii) Seller's rights under this Agreement and all cash and non-cash consideration payable or deliverable to Seller pursuant to the terms and provisions hereof; or (viii) insurance proceeds, claims and causes of action with respect to or arising in connection with (A) any Contract which is not assigned to Buyer at the Closing, or (B) any item of tangible or intangible property not acquired by Buyer at the Closing; and (ix) the business, equity interest, and all of the assets of the Seller and its subsidiaries not directly utilized in the operations of the Business, which

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include, but is not limited to, General Combustion Corporation, Thermotech
Systems, Equipment Services Group, Inc., Bituma Corporation, Bituma Stor Inc., CPM Brazil, Inc., Silver Weibull A.B. and Gumaco, Inc.

     1.3  Instruments of Transfer. The sale, assignment, transfer, conveyance
          -----------------------
and delivery of the Property to Buyer and the assumption of liabilities provided herein by Buyer shall be made by assignments, bill of sale, and other instruments of assignment, transfer and conveyance provided for in Section 3 below and such other instruments as may reasonably be requested by Buyer or Seller. None of the foregoing documents shall increase in any material way the burdens imposed by this Agreement upon Seller or Buyer.

2.   Consideration; Deposit Escrow; Working Capital Escrow.
     -----------------------------------------------------

     2.1  Purchase Price.
          --------------

          2.1.1 The cash consideration to be paid by Buyer to Seller for the Property (the "Purchase Price") shall be $52,000,000.

          2.1.2 Concurrently with the mutual execution and delivery of this Agreement (the date of such mutual execution and delivery is sometimes referred to herein as the "Execution Date"), Buyer shall deposit into escrow (the "Deposit Escrow") with the law firm of Berger Davis and Singerman P.A. (the "Deposit Escrow Holder") $5,000,000 (the "Deposit") in immediately available, good funds (funds delivered in this manner are referred to herein as "Good Funds"), pursuant to joint escrow instructions to be delivered to and acknowledged by the Deposit Escrow Holder on or before the Execution Date. Such escrow instructions shall include the provisions set forth in this Section
2.1.2. Upon receipt of the Deposit, the Deposit Escrow Holder shall immediately deposit the Deposit into an interest-bearing account. The Deposit shall become nonrefundable upon the earlier of (x) the entry of the Approval Order following the hearing on the Sale Motion (as such terms are defined in Section 8.4.2 below), or (y) the termination of the transaction contemplated by this Agreement by reason of Buyer's material default (a "Buyer Default Termination"). At the Closing, the Deposit (and any interest accrued thereon) shall be delivered to Seller and credited toward payment of the Purchase Price in the manner specified in Section 2.1.3 below. In the event the Deposit becomes non-refundable by reason of a Buyer Default Termination, Deposit Escrow Holder shall immediately disburse the Deposit and all interest accrued thereon to Seller to be retained by Seller for its own account. If the transactions contemplated herein terminate by reason of (A) Seller's material default hereunder, (B) the failure of a condition to Buyer's obligations, or (C) the consummation of a sale to a third party as described in Section 8.4.1 below, the Deposit Escrow Holder shall return to Buyer the Deposit (together with all interest thereon). The Deposit Escrow Holder's escrow fees and charges shall be paid one-half by Seller and one-half by Buyer.

          2.1.3 On the Closing Date, Buyer shall (i) pay and deliver to Seller, by wire transfer in Good Funds, the Purchase Price less the Deposit (and interest accrued thereon) and less the Working Capital Escrow Amount (as defined in Section 2.1.4, below), and (ii) instruct the Deposit Escrow Holder to deliver the Deposit (and any interest accrued thereon) to Seller, by wire transfer of Good Funds.

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          2.1.4  Notwithstanding anything to the contrary in this Agreement,
Buyer and Seller agree that at the Closing, Seller shall deposit (via diversion of a portion of the Purchase Price otherwise due at Closing) into escrow (the "Working Capital Escrow") with Fleet Bank, N.A. or any other escrow agent or company reasonably acceptable to both parties (the "Working Capital Escrow Holder") $l,000,000 (the "Working Capital Escrow Amount") in Good Funds, pursuant to a Working Capital Escrow Agreement (the "Working Capital Escrow Agreement") by and among Buyer, Seller and the Working Capital Escrow Agent, and substantially in the form attached hereto as Exhibit "E." Upon receipt of the Working Capital Escrow Amount, the Working Capital Escrow Holder shall immediately deposit the Working Capital Escrow Amount into an interest-bearing account. The Working Capital Escrow Amount shall be held until such time as the Modified Working Capital Statement (as defined in Section 2.3.1 hereof) is final and binding (the "Working Capital Escrow Period"), and shall be used solely as a source of payment to satisfy Seller's obligation, if any, to pay the Buyer Closing Adjustment (as defined in Section 2.3.2) to Buyer. Such Working Capital Escrow Amount shall otherwise be administered and released during the Working Capital Escrow Period as specifically provided for herein and in the Working Capital Escrow Agreement.

     2.2  Assumed Liabilities. Buyer shall, effective as of the Closing Date,
          -------------------
assume and perform all liabilities accruing under the Real Property Leases and under the Other Leases and Contracts on and after the Closing Date and or otherwise required to be performed with respect to the property on or after the Closing Date ("Assumed Liabilities"); provided that Buyer shall pay all cure amounts owing under any of the Real Property Leases and Other Leases and Contracts as of the Closing which the Bankruptcy Court may order to be paid as a condition to Seller's assumption and assignment of any Real Property Lease or Other Leases or Contracts ("Cure Amounts"); provided, however, that all such Cure Amounts shall reduce the purchase price on a dollar for dollar basis; and provided, further, that Buyer shall indemnify, defend (with counsel reasonably satisfactory to Seller), protect, and save and hold Seller harmless from and against any and all claims or demands asserted by any person or entity in connection with the Assumed Liabilities relating to or arising out of post-sale conduct by Buyer. Other than the liabilities and obligations of Seller expressly assumed by Buyer hereunder, Buyer is not assuming and shall not be liable for any liabilities or obligations of Seller other than trade payables arising in the ordinary incurred after September 13, 2000 and outstanding on the Closing Date.

     2.3  Post-Closing Purchase Price Adjustment. The Purchase Price shall be
          --------------------------------------
subject to adjustment as provided in this Section 2.3:

          2.3.1 Buyer shall, within forty-five (45) days of the Closing Date, prepare and deliver to Seller a statement of Modified Working Capital as of the Closing Date (the "Modified Working Capital Statement"). For purposes of this
Section 2.3, "Modified Working Capital" shall mean: (i) all current assets of the Business in the United States as of the Closing Date, determined in accordance with generally accepted accounting principles in effect in the United States (except the Excluded Assets), plus (ii) the aggregate of all current
                                     ----
assets of the Purchased Subsidiaries (except the Excluded Assets) as of the Closing Date, determined in each case in accordance with generally accepted accounting principles in effect in the jurisdictions of

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organization of the Purchased Subsidiaries, minus (iii) all Assumed Liabilities
                                            -----
(except the Excluded Assets), minus (iv) the aggregate of all current
                              -----
liabilities of the Purchased Subsidiaries as of the Closing Date, determined in accordance with generally accepted accounting principles in effect in the jurisdictions of organization of the Purchased Subsidiaries, including, without limitation, income or similar taxes in respect of any period prior to the Closing, minus (v) any prorations called for by Section 3.5 hereof, minus (vi)
         -----                                                      -----
any long-term debt of the Purchased Subsidiaries (taken in the aggregate) on the Closing Date, determined in accordance with generally accepted accounting principles in effect in the jurisdictions of organization of the Purchased Subsidiaries. The parties acknowledge that the Modified Working Capital as of December 31, 2000 is $18,900,000.

          2.3.2 If the Modified Working Capital Statement reflects Modified Working Capital on the Closing Date of less than $18,900,000, then Buyer shall be entitled to payment from Seller in the amount of such short fall (the "Buyer Closing Adjustment") in immediately available funds. Any Buyer Closing Adjustment shall be made first by the Escrow Agent from the Working Capital Escrow. If and to the extent the Buyer Closing Adjustment is greater than, and therefore entirely depletes the Working Capital Escrow, any excess unpaid portion of the Buyer Closing Adjustment shall be paid by Seller and, until so paid, shall constitute an administrative expense claim in the Case with priority over all other administrative expense claims in the Case.

          2.3.3 If the Modified Working Capital Statement reflects Modified Working Capital of greater than $18,900,000, then Seller shall be entitled to payment in the amount of such excess (the "Seller Closing Adjustment") in immediately available funds, provided, however, that under no circumstances shall Buyer be obligated to make payment in respect of the Seller Closing Adjustment in excess of $500,000.

          2.3.4 Seller may object to Buyer's determination of the Modified Working Capital as contained in the Modified Working Capital Statement, provided, however, that any such objection must be based upon a claim that the Closing Statement (i) contains mathematical errors, (ii) was not prepared in accordance with Section 2.3.1 or (iii) in Seller's good faith determination, there is a substantive discrepancy in the Modified Working Capital Statement. Any such objection must be made by delivery of a written statement of objections (stating the basis of the objections with reasonable specificity) to Buyer within fifteen (15) days following delivery of the Modified Working Capital Statement. If Seller makes such objection, Buyer and Seller shall seek in good faith to resolve such differences within twenty (20) days following the delivery of such objections. During such time, if Buyer disagrees with Seller's objections, it shall state the basis of such disagreement with reasonable specificity. If Seller does not so object to the Modified Working Capital Statement within such 15-day period, the Modified Working Capital Statement shall be considered final and binding upon the parties.

          2.3.5 In the event Buyer and Seller are unable to resolve a dispute or disagreement set forth in a written objection pursuant to Section 2.3.4, then either party may elect, by written notice to the other party, to have all such disputes or disagreements resolved by an accounting firm of recognized national standing acceptable to Buyer and Seller and not then employed by either Seller or Buyer (the "Selected Accounting Firm"). If Buyer and Seller

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

cannot agree upon the accounting firm to serve as the Selected Accounting Firm, then the New York office of KPMG (the "Default Accounting Firm") shall serve as the Selected Accounting Firm. The Selected Accounting Firm shall make a final and binding resolution of the disputes or disagreements, and the Closing Adjustment as finally determined by the Selected Accounting Firm shall be deemed acceptable to Buyer and Seller for all purposes of this Agreement. The Selected Accounting Firm shall be instructed that, in making its final and binding resolution, it must select either the position of the Buyer in its entirety or the position of the Seller in its entirety. No appeal from such determination shall be permitted. The Selected Accounting Firm shall be instructed to use every reasonable effort to perform its services within thirty (30) days after submission of the Closing Statement to it, and in any case, as soon as practicable after such submission. The costs and expenses for the services of the Selected Accounting Firm shall be borne by the non-prevailing party.

3.   Closing Transactions.
     --------------------

     3.1  Closing. The Closing of the transactions provided for herein (the
          -------
"Closing") shall take place at the offices of Berger Davis and Singerman, 200 South Biscayne Boulevard, Suite 2950, Miami, Florida 33131.

     3.2  Closing Date. The Closing shall be held within five days after
          ------------
satisfaction or waiver of the conditions to closing in Section 4 (the "Closing Date") but in no event later than June 15, 2001 (the "Outside Date"). Alternatively, the parties may mutually agree to an extended Closing Date. Until this Agreement is either terminated or the parties have agreed upon an extended Closing Date, the parties shall diligently continue to work to satisfy all conditions to Closing.

     3.3  Seller's Deliveries to Buyer at Closing. On the Closing Date, subject
          ---------------------------------------
to satisfaction of the conditions precedent set forth in Section 4.1, Seller shall make the following deliveries to Buyer:

          3.3.1 An Assignment and Assumption Agreement in form to be negotiated by the parties, duly executed by Seller, pursuant to which Seller assigns the Real Property Leases and the Other Leases and Contracts (the "Assignment Agreement"); provided, however, that the Assignment Agreement need not be delivered by Seller if the Bankruptcy Court has issued an order, in form and substance satisfactory to Buyer, prior to the Closing Date authorizing the assumption and assignment of the Real Property Leases and the Other Leases and Contracts.

          3.3.2 A bill of sale, duly executed by Seller, in the form and on the terms of the bill of sale attached hereto as Exhibit "F," pursuant to which Seller transfers the Property other than the Real Property Leases and the Other Leases and Contracts to Buyer (the "Bill of Sale").

          3.3.3 A bill of sale, duly executed by Seller, in a form reasonably requested by Buyer, pursuant to which Seller specifically transfers the Intangible Property (the "Intangible Property Bill of Sale").

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

          3.3.4 A deed of trust, reasonably satisfactory in form and substance to Buyer ("Deed of Trust"), duly executed by Seller, in respect of the Real Property.

          3.3.5 The Working Capital Escrow Agreement, duly executed by Seller and Working Capital Escrow Holder.

     3.4  Buyer's Deliveries to Seller at Closing. On the Closing Date, subject
          ---------------------------------------
to satisfaction of the conditions precedent set forth in Section 4.2, Buyer shall make or cause the following deliveries to Seller:

          3.4.1 That portion of the Purchase Price to be delivered by Buyer directly to Seller at the Closing under Section 2.1 (and Buyer shall cause Deposit Escrow Holder to deliver the Deposit and accrued interest to Seller).

          3.4.2 The Assignment Agreement, duly executed by Buyer; provided, however, that the Assignment Agreement need not be delivered by Buyer if the Bankruptcy Court has issued an order, in form and substance satisfactory to Buyer, prior to the Closing Date authorizing the assumption and assignment of the Real Property Leases and the Other Leases and Contracts.

          3.4.3 The Working Capital Escrow Agreement, duly executed by Buyer and Working Capital Escrow Holder.

     3.5  Prorations. Rent, current taxes and other items of expense (including,
          ----------
without limitation, any prepaid insurance under the Real Property Leases or Other Leases and Contracts, or any of them) and income relating to or attributable to the Property and/or the Real Property Leases or the Other Leases and Contracts shall be prorated between Seller and Buyer as of the Closing Date. All obligations due in respect of periods prior to Closing shall be paid in full or otherwise satisfied by Seller and all obligations due in respect of periods after Closing shall be paid in full or otherwise satisfied by Buyer. Rent shall be prorated on the basis of a thirty (30) day month. Buyer shall pay to Seller in cash on the Closing Date the amount of any security or similar deposits with the landlords or other contracting parties under the Real Property Leases and the Other Leases and Contracts and the amount of any other deposits made by Seller relating to the Real Property or the property to which the Other Leases and Contracts relate.

     3.6  Sales, Use and Other Taxes. Any sales, purchases, transfer, fixed
          --------------------------
asset, stamp, documentary stamp, use or similar taxes which may be payable by reason of the sale of the Property under this Agreement or the transactions contemplated herein shall be borne and timely paid by Buyer, and Buyer shall indemnify, defend (with counsel reasonably satisfactory to Seller), protect, and save and hold Seller harmless from and against any and all claims, charges, interest or penalties assessed, imposed or asserted in relation to any such taxes.

     3.7  Possession. Right to possession of the Property shall transfer to
          ----------
Buyer on the Closing Date. Seller shall transfer and deliver to Buyer on the Closing Date such keys, lock and safe combinations and other similar items as Buyer shall require to obtain immediate and full occupation and control of the Property, and shall also make available to Buyer at their then existing locations the originals of all documents in Seller's possession that are required to be transferred to Buyer by this Agreement.

4.   Conditions Precedent to Closing.
     -------------------------------

     4.1  Conditions to Seller's Obligations. Seller's obligation to make the
          ----------------------------------
deliveries required of Seller at the Closing Date shall be subject to the satisfaction or waiver by Seller of each of the following conditions.

          4.1.1 All of the representations and warranties of Buyer contained herein shall continue to be true and correct at the Closing in all material respects, all covenants and obligations to be performed by Buyer prior to the Closing shall have been performed in all material respects and Buyer shall have certified the foregoing to Seller in writing.

          4.1.2 Buyer shall have executed and delivered to Seller the Working Capital Escrow Agreement, the Assignment Agreement and each other document reasonably requested by Seller pursuant to Section 1.3.

          4.1.3 Seller shall have received the total Purchase Price (less the Working Capital Escrow Amount) in immediately available funds.

          4.1.4 Buyer shall have delivered to Seller appropriate evidence of all necessary corporate action by Buyer in connection with the transactions contemplated hereby, including, without limitation: (i) certified copies of resolutions duly adopted by Buyer's directors approving the transactions contemplated by this Agreement and authorizing the execution, delivery, and performance by Buyer of this Agreement; and (ii) a certificate as to the incumbency of officers of Buyer executing this Agreement and any instrument or other document delivered in connection with the transactions contemplated by this Agreement.

          4.1.5 Seller shall have determined that it will not incur any liability under the Worker Adjustment and Retraining Notification Act in connection with the consummation of this transaction.

          4.1.6 All applicable waiting periods relating to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated and any proceedings that may have been filed or instituted thereunder shall have been satisfactorily concluded.

          4.1.7 No action, suit or other proceedings shall be pending before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction.

          4.1.8 The Bankruptcy Court shall have entered the Procedure Order in accordance with Section 8.4.1 below and the Approval Order as contemplated by and defined in

Section 8.4.2 below and the Approval Order shall not have been stayed, modified, terminated or rescinded as of the Closing Date.

     4.2  Conditions to Buyer's Obligations. Buyer's obligation to make the
          ---------------------------------
deliveries required of Buyer at the Closing shall be subject to the satisfaction or waiver by Buyer of each of the following conditions:

          4.2.1 All representations and warranties of Seller contained herein shall continue to be true and correct at the Closing in all material respects, all covenants and obligations to be performed by Seller prior to the Closing shall have been performed in all material respects and Seller shall have certified the foregoing to Buyer in writing.

          4.2.2 Seller shall have executed and delivered to Buyer the Working Capital Escrow Agreement, the Assignment Agreement, the Bill of Sale, the Intangible Property Bill of Sale and each other document reasonably requested by Buyer pursuant to Section 1.3.

          4.2.3 All applicable waiting periods relating to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated and any proceedings that may have been filed or instituted thereunder shall have been satisfactorily concluded.

          4.2.4 No action, suit or other proceedings shall be pending before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction.

          4.2.5 The Bankruptcy Court shall have entered the Procedure Order in accordance with Section 8.4.1 below and the Approval Order in accordance with
Section 8.4.2 below and the Approval Order shall not have been stayed, modified, terminated or rescinded as of the Closing Date.

          4.2.6 The transactions contemplated by this Agreement shall have been consummated by the Outside Date.

     4.3  Termination. If any of the above conditions is neither satisfied nor
          -----------
waived on or before the date by which the condition is required to be satisfied, the party who is not then in default hereunder may terminate this Agreement by delivering to the other written notice of termination. Any waiver of a condition shall be effective only if such waiver is stated in writing and signed by the waiving party; provided, however, that the consent of a party to the Closing shall constitute a waiver by such party of any conditions to Closing not satisfied as of the Closing Date.

5.   Seller's Representations and Warranties. Seller hereby makes the following
     ---------------------------------------
representations and warranties to Buyer:

     5.1  Validity of Agreement. Upon obtaining the Approval Order, this
          ---------------------
Agreement, and each other document ancillary to this Agreement to which Seller is a party shall constitute the valid and binding obligation of Seller enforceable in accordance with its terms.

     5.2  Organization, Standing, Power and Authority. Seller is a corporation
          -------------------------------------------
duly organized, validly existing and in good standing under the laws of the State of Florida, and each of the Purchased Subsidiaries is an entity duly organized and validly existing an in good standing under the laws of the country of its organization. Seller and each of the Purchased Subsidiaries has all requisite corporate or company power and authority to own, lease and operate its properties, to carry on its business as now being conducted, and Seller has, subject to the applicable provisions of bankruptcy law and to Seller's obtaining the Approval Order, all corporate power and authority to execute, deliver and perform this Agreement and all writings relating hereto. Seller has delivered, or has caused to be delivered, to Buyer complete and correct copies of each of the Seller's and each Purchased Subsidiaries' organizational documents, including all amendments thereto, as in effect as of the date of this Agreement.

     5.3  Financial Statements. Seller has heretofore delivered to Buyer true
          --------------------
and correct copies of its financial statements (balance sheet and income statement) for the Business, including Purchased Subsidiaries, as of December 31, 2000 (collectively, the "Financial Statements"). Except as set forth in
Schedule 5.3, the Financial Statements (a) fairly present in all material
------------
respects, the financial condition and the results of operations of Seller as of the dates and for the periods indicated, and (b) have been prepared in accordance with generally accepted accounting principles consistently applied over the periods referenced. Seller has made available to Buyer all books and records which relate to the business of Seller, and such books and ledgers are true and complete in all material respects. The Financial Statements have been derived from and are consistent with the books and records.

     5.4  Absence of Certain Changes or Events. Except as set forth in Schedule
          ------------------------------------                         --------
5.4 or as otherwise contemplated by this Agreement, to Seller's knowledge, since
---
December 31, 2000, (i) Seller has operated the Business, including, without limitation, with respect to the management of Inventory and Receivables, in the ordinary course, (ii) each of the Purchased Subsidiaries has operated its business (the "Purchased Subsidiaries' Business"), in the ordinary course, and
(iii) there have occurred no changes or events which, individually or in the aggregate, would have a material adverse effect on the business, future prospects, properties, financial condition or results of operations of Seller or of any of the Purchased Subsidiaries or the ability of Seller to consummate the transactions contemplated hereby ("Material Adverse Effect").

     5.5  No Conflicts or Violations. Upon obtaining the Approval Order, the
          --------------------------
execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and the performance of, fulfillment of and compliance with the terms and conditions hereof by Seller do not and will not: (i) conflict with or result in a breach of the organizational documents of any of the Seller or the Purchased Subsidiaries, (ii) violate any statute, law, rule or regulation, or any order, writ, injunction or decree of any court or governmental authority; or (iii) violate or conflict with or constitute a default under any agreement, instrument or writing of any nature to which either the Seller or any of the Purchased Subsidiaries is a party or by which and of them or the Property may be bound.

     5.6  Title to Personal Property. Except for the liens set forth in Schedule
          --------------------------                                    --------
5.6 ("Permitted Liens"), Seller has good and valid title to all the Personal
---
Property owned by it, and a valid and enforceable right to use all Personal Property leased by or licensed to it, which is used or held for use in the conduct of the Business as conducted prior to the date hereof, in each case, free and clear of all liens, imperfections of title or encumbrances of any nature whatsoever. Seller has delivered to Buyer true and complete copies of all Other Leases and Contracts.

     5.7  Title to Real Property Leases; Real Property.
          --------------------------------------------

          5.7.1 Seller has a good and valid leasehold interest in all Real Property Leases, and each of the Purchased Subsidiaries, as applicable, has a good and valid leasehold interest in all the real property leases listed on
Schedule 5.7.1 hereto (the "Purchased Subsidiaries' Real Property Leases").
--------------
Exhibit A-1 contains a complete and accurate list and description of all Real
-----------
Property Leases, and Schedule 5.7.1 contains a complete and accurate list and
                     --------------
description of all Purchased Subsidiaries' Real Property Leases. Each of the Real Property Leases and the Purchased Subsidiaries' Real Property Leases is in full force and effect and is valid, binding and enforceable in accordance with its terms. Seller and each of the Purchased Subsidiaries, as applicable, enjoys quiet possession of all real property subject to the Real Property Leases or the Purchased Subsidiaries' Real Property Leases, as the case may be, and Seller has delivered, or has caused to be delivered, to Buyer true and complete copies thereof.

          5.7.2  Exhibit A-4 hereto contains a complete and accurate list and
                 -----------
description of all Real Property. Schedule 5.7.2 hereto contains a complete and
                                  --------------
accurate list and description of all real property the fee simple ownership of which, and of all improvements located thereon, resides in one of the Purchased Subsidiaries (the "Purchased Subsidiaries' Real Property") (the Real Property and the Purchased Subsidiaries' Real Property herein together referred to as the "Owned Real Property").

          5.7.3 Seller and each of the Purchased Subsidiaries, as applicable, has good, marketable and insurable fee simple title to its Owned Real Property free and clear of any liens, except Permitted Liens. Seller has previously delivered, or has caused to be delivered, to Buyer: (a) a complete and correct copy of each deed or other instrument or evidence of title relating to the Owned Real Property; (b) a complete and correct copy of each title insurance policy in Seller's or any Purchased Subsidiaries' possession insuring title to the Owned Real Property; and (c) a true and correct copy of each survey in Seller's or any Purchased Subsidiaries' possession of the Owned Real Property.

          5.7.4 Seller and each of the Purchased Subsidiaries, as applicable, has full legal and practical access to all of its Owned Real Property, and all easements, rights of way, and real property licenses relating thereto have been properly recorded in the appropriate public recording offices. To Seller's knowledge, the Owned Real Property includes all the Real Property, easements, rights of way, and other Real Property interests necessary to conduct the Business and operations of Seller as now conducted or, as applicable, all the Purchased Subsidiaries' Real Property, easements, rights of way, and other Purchased Subsidiaries' Real Property interests necessary to conduct the Purchased Subsidiaries' Business as now conducted. To Seller's knowledge, none of the Improvements, or any improvements to Purchased Subsidiaries' Real Property ("Purchased Subsidiaries' Improvements"), encroach upon adjoining real property, and all such Improvements and Purchased Subsidiaries' Improvements, together with all fixtures, are constructed and are operated and used in conformance with all "set back" lines, easements, covenants, restrictions and all applicable building, fire, zoning, health and safety laws and codes. To Seller's knowledge, all Improvements and Purchased Subsidiaries' Improvements are in good and technically sound operating condition, have no latent structural mechanical or other defects of material significance, are reasonably suitable for the purposes for which they are being used and each has adequate rights of ingress and egress, utility service for water and sewer, telephone, electric and/or gas, and sanitary service for the conduct of the Business or Purchased Subsidiaries' Business, as the case may be, as presently conducted. Other than the Case, there is no pending or, to the best knowledge of Seller, threatened condemnation or other proceeding or action of any kind relating to the Real Property.

     5.8  Inventory. All Inventory will, on the Closing Date, consist of items
          ---------
that are good and merchantable and of a quantity and quality that are usable or saleable in the ordinary course of the Business consistent with past practices at prices at least equal to their value on Seller's books and records. All work in process and finished goods in the inventory and stock in trade owned by any of the Purchased Subsidiaries (the "Purchased Subsidiaries' Inventory") exclusively for use or sale in the ordinary course of such Purchased Subsidiaries' Business have been produced in compliance with Seller's and such of the Purchased Subsidiaries' quality control procedures applicable to the Foreign Subsidiaries' Business. Seller has good and marketable title to all Inventory, and each of the Purchased Subsidiaries had good and marketable title to all of its Purchased Subsidiaries' Inventory, free and clear of all liens, except Permitted Liens.

     5.9  Intellectual Property. All Intangible Property, together with all
          ---------------------
intangible personal property owned or held by any of the Purchased Subsidiaries and used exclusively in connection with such Purchased Subsidiaries' Business (collectively, the "Intellectual Property"), is set forth on Exhibit C. Except
                                                             ---------
as set forth on Exhibit C, to Seller's knowledge: (a) Seller and each of the
                ---------
Purchased Subsidiaries, and each predecessor in title to any of them, has taken all necessary actions and has not taken any improper actions such that its right, title, and interest in its Intellectual Property as owner or, subject to the terms of any applicable license, as licensee, as applicable, is valid, enforceable, and uncontested, and is free and clear of all liens, of any third party, except for Permitted Liens, and, except to the extent any of the Intellectual Property is licensed to Seller or any of the Purchased Subsidiaries, as the case may be, of licenser; (b) all computer software and databases located at any of Seller's or the Purchased Subsidiaries' premises or used in the Business or the Purchased Subsidiaries' Business, as the case may be, are owned by or properly licensed to Seller or such of the Purchased Subsidiaries, and all of Seller's or such of the Purchased Subsidiaries' uses of such computer software and databases are authorized under such licenses, as applicable; (c) all of Seller's right, title and interest in and to its Intellectual Property, including computer software and databases and any warranties therein, shall be assignable to Buyer at Closing, and upon such assignment, Buyer shall receive complete and exclusive right, title, and interest in and to all tangible and intangible property rights existing in such Intellectual Property; and (d) there are no infringements, unlawful uses, improper assignments, or defaults of any license or other agreement with respect to the Intellectual Property in connection with the Business or the Purchased Subsidiaries'

Business, neither Seller nor any of the Purchased Subsidiaries has received any notice or demand alleging that it is in default of any license or other agreement or that it is infringing upon any rights of any third party in its use of the Intellectual Property, and no circumstances exist which reasonably could be expected to adversely affect the validity, subsistence, or existence of the Intellectual Property or Seller's or such of the Purchased Subsidiaries', as the case may be, continued right to use the Intellectual Property.

     5.10  Compliance with Laws. To Seller's knowledge, neither Seller nor any
           --------------------
of the Purchased Subsidiaries is in violation of any applicable law, rule or regulation ("Applicable Laws"), the violation of which could adversely affect the Property, the Business, the Purchased Subsidiaries' Business, results of operations, or conditions (financial or otherwise), and has received no notification or communication from any governmental authority (i) asserting that it is not in compliance with any of the statutes, regulations or ordinances that such governmental authority enforces, or (ii) threatening to revoke any license, franchise, permit or authorization of any governmental authority.

     5.11  Capitalization.
           --------------

           5.11.1 The authorized capital stock of each of the Purchased Subsidiaries is set forth on Schedule 5.11, and such capital stock is referred
                             -------------
to herein, collectively, as the "Capital Stock". All of issued and outstanding shares of Capital Stock are duly and validly issued and outstanding and are fully paid and nonassessable. A listing of all holders of outstanding and issued Common Stock (the "Stockholders") and the amount of shares owned by each Stockholder is set forth on Schedule 5.11. All options, the recipient of any
                            -------------
options, the grant date, exercise price, vesting and other material terms of any such options are also described on Schedule 5.11.
                                   -------------

           5.11.2 Except as set forth in subsection (a) above, there are no shares of capital stock or other equity securities of Purchased Subsidiaries outstanding, and except as set forth in Schedule 5.11, there are no outstanding
                                        -------------
options, warrants or rights to subscribe for, securities or rights convertible into or exchangeable for, or contracts, commitments or arrangements by which Seller or any of the Purchased Subsidiaries is or may be required to issue or sell additional shares of any of the Purchased Subsidiaries.

     5.12  Permits. To Seller's knowledge, each of Seller and the Purchased
           -------
Subsidiaries has duly obtained and holds in full force and effect all consents, authorizations, permits, licenses, orders or approvals of, and has made all declarations and filings with, all federal, state, local or other governmental or regulatory bodies that are material or necessary in or to the conduct of its business (collectively, the "Permits"); all of the Permits have been duly obtained and are in full force and effect; no violations are or have been recorded in respect of any such Permit and no Proceeding (as defined herein) is pending or, to the best knowledge of Seller, threatened to revoke, deny or limit any such Permit.

     5.13  Outstanding Commitments. To the best knowledge of Seller, neither
           -----------------------
Seller nor any of the Purchased Subsidiaries is bound by any commitments for the performance of services or delivery of products in excess of its ability to provide such services or deliver such products during the time available to satisfy such commitments and all outstanding commitments for the performance of services or delivery of products were made on a basis calculated to produce a profit under the circumstances prevailing when such commitments were made.

     5.14  Labor Matters: Employees.
           ------------------------

           5.14.1 To Seller's knowledge, each of Seller and the Purchased Subsidiaries is in compliance, in all material respects, with all federal, state, local or other laws respecting employment and employment practices (including, in the case of Seller, the Americans with Disabilities Act and the Family and Medical Leave Act) employee benefits, terms and conditions of employment, wages and hours, and nondiscrimination in employment, and has not and is not engaged in any unfair labor practice.

           5.14.2 In connection with the operations of the Business or the Purchased Subsidiaries' Business, as applicable, to Seller's knowledge, neither Seller nor any of the Purchased Subsidiaries is a party to, or subject to any obligation, liability or commitment with respect to any written or oral employment, compensation, consulting, severance pay or similar agreement other than the agreements previously disclosed to Buyer.

           5.14.3 Seller knows of no employee who intends to terminate his or her employment with Seller prior to or following the Closing Date.

     5.15  Environmental Matters.
           ---------------------

           5.15.1  Except as set forth in Schedule 5.15, to Seller's knowledge:
                                          -------------

                   (i) Each of Seller and the Purchased Subsidiaries is and has been in material compliance with all applicable Environmental Laws (as hereinafter defined), which compliance includes, but is not limited to, the possession by it of all Permits required under applicable Environmental Laws, and compliance with the terms and conditions thereof;

                   (ii) There are no Environmental Claims pending or, to the knowledge of Seller, threatened against either Seller or any of the Purchased Subsidiaries, or any person with respect to which any of them has or may have retained or assumed partial or total liability for, either contractually or by operation of law for which adequate reserves have not been established in the Financial Statements; and

                   (iii) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, threatened release or presence of any Hazardous Substance, that could form the basis of any Environmental Claim against either Seller or any of the Purchased Subsidiaries or for which any of them could be liable, except where such actions, activities, circumstances, conditions, events or incidents will not have a Material Adverse Effect.

           5.15.2  As used in this Agreement:

                   (i) "Environmental Claim" means any proceeding by any person which may impose any environmental liability.

                   (ii) "Environmental Law" means any law or order of any governmental authority relating to (A) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of, or
     (B) the environment or to emissions, discharges, releases or threatened releases of, Hazardous Substances, into the environment, and includes, without limitation, in the case of Seller, the Clean Air Act, 42 U.S.C. (S) 7401 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq.; Emergency Planning and Community Right to Know Act, 42 U.S.C. (S) 11000 et seq.; Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S) 136 et seq.; Clean Water Act, 33 U.S.C. (S) 1251 et seq.; Oil Pollution Act, 33 U.S.C. (S) 2701 et seq.; Resource Conservation and Recover Act, 42 U.S.C. (S) 6901 et seq.; Safe Water Drinking Act, 42 U.S.C. (S) 300f et seq.; Toxic Substance Control Act, 15 U.S.C. (S) 2601 et seq.; and Occupational Safety and Health Act 29 U.S.C. (S) 651 et seq.

                   (iii) "Environmental Liability" means any proceeding or liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), arising out of or based on any violation of or obligation under any Environmental Law, (including, without limitation, liability for investigatory costs, clean up costs, governmental response costs, natural resources damages, property damages, personal injuries, death or penalties).

                   (iv) "Hazardous Substances" means (A) any petroleum or petroleum products, radioactive materials or friable asbestos; (B) any chemicals or other materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," or "toxic pollutants" under any Environmental Law; and (C) pesticides.

     5.16  Assets Sufficient to Operate Business. The Property constitutes all
           -------------------------------------
of the assets necessary and sufficient to operate the Business as currently operated by Seller.

     5.17  Absence of Intercompany Debt. None of the Purchased Subsidiaries owe
           ----------------------------
any amounts to Seller or any affiliate of Seller other than Purchased Subsidiaries.

6.   Buyer's Representations and Warranties. Buyer hereby makes the following
     --------------------------------------
representations and warranties to Seller:

     6.1  Validity of Agreement. All action on the part of Buyer necessary for
          ---------------------
the authorization, execution, delivery and performance of this Agreement by Buyer, including, but not limited to, the performance of Buyer's obligations hereunder, has been duly taken. This Agreement, when executed and delivered by Buyer, shall constitute the valid and binding obligation of Buyer enforceable in accordance with its terms.

     6.2  Organization. Standing and Power. Buyer is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now being conducted and to execute, deliver and perform this Agreement and all writings relating hereto.

     6.3  No Conflicts or Violations. The execution and delivery of this
          --------------------------
Agreement, the consummation of the transactions herein contemplated, and the performance of, fulfillment of and compliance with the terms and conditions hereof by Buyer do not and will not: (i) conflict with or result in a breach of the articles of incorporation or by-laws of Buyer; (ii) violate any statute, law, rule or regulation, or any order, writ, injunction or decree of any court or governmental authority; or (iii) violate or conflict with or constitute a default under any agreement, instrument or writing of any nature to which Buyer is a party or by which Buyer or its assets or properties may be bound.

     6.4  Financing. Buyer has sufficient funds available to consummate the
          ---------
transactions contemplated hereby - THERE IS NO FINANCING CONTINGENCY WITH RESPECT TO THIS TRANSACTION.


7.  "AS IS" Transaction. BUYER HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT AS
     ------------------
OTHERWISE EXPRESSLY PROVIDED IN SECTION 5 ABOVE, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY MATTER RELATING TO THE PROPERTY INCLUDING, WITHOUT LIMITATION, INCOME TO BE DERIVED OR EXPENSES TO BE INCURRED IN CONNECTION WITH THE PROPERTY, THE PHYSICAL CONDITION OF ANY PERSONAL PROPERTY COMPRISING A PART OF THE PROPERTY OR WHICH IS THE SUBJECT OF ANY OTHER LEASE OR CONTRACT TO BE ASSUMED BY BUYER AT THE CLOSING, THE ENVIRONMENTAL CONDITION OR OTHER MATTER RELATING TO THE PHYSICAL CONDITION OF ANY REAL PROPERTY OR IMPROVEMENTS WHICH ARE THE SUBJECT OF ANY REAL PROPERTY LEASE TO BE ASSUMED BY BUYER AT THE CLOSING, THE ZONING OF ANY SUCH REAL PROPERTY OR IMPROVEMENTS, THE VALUE OF THE PROPERTY (OR ANY PORTION THEREOF), THE TRANSFERABILITY OF PROPERTY, THE TERMS, AMOUNT, VALIDITY OR ENFORCEABILITY OF ANY ASSUMED LIABILITIES, THE TITLE OF THE PROPERTY (OR ANY PORTION THEREOF) THE MERCHANTABILITY OR FITNESS OF THE PERSONAL PROPERTY OR ANY OTHER PORTION OF THE PROPERTY FOR ANY PARTICULAR PURPOSE, OR ANY OTHER MATTER OR THING RELATING TO THE PROPERTY OR ANY PORTION THEREOF. WITHOUT IN ANY WAY LIMITING THE FOREGOING, SELLER HEREBY DISCLAIMS ANY WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR

PURPOSE AS TO ANY PORTION OF THE PROPERTY. BUYER FURTHER ACKNOWLEDGES THAT BUYER HAS CONDUCTED AN INDEPENDENT INSPECTION AND INVESTIGATION OF THE PHYSICAL CONDITION OF THE PROPERTY AND ALL SUCH OTHER MATTERS RELATING TO OR AFFECTING THE PROPERTY AS BUYER DEEMED NECESSARY OR APPROPRIATE AND THAT IN PROCEEDING WITH ITS ACQUISITION OF THE PROPERTY, EXCEPT FOR ANY REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN SECTION 5, BUYER IS DOING SO BASED SOLELY UPON SUCH INDEPENDENT INSPECTIONS AND INVESTIGATIONS. ACCORDINGLY, BUYER WILL ACCEPT THE PROPERTY AT THE CLOSING "AS IS," "WHERE IS," AND "WITH ALL FAULTS."

8.   Conduct and Transaction Prior to Closing.
     ----------------------------------------

     8.1  Access to Records and Properties of Seller. From and after the date of
          ------------------------------------------
this Agreement until the Closing Date, Seller shall, upon reasonable advance notice, afford to Buyer's officers, independent public accountants, counsel, lenders, consultants and other representatives who shall be bound as "Representatives" under the confidentiality agreements heretofore signed by Buyer, reasonable access during normal business hours to the Property and all records pertaining to the Property or the Business. Buyer, however, shall not be entitled to access to any materials containing privileged communications or information about employees, disclosure of which might violate an employee's reasonable expectation of privacy. Buyer expressly acknowledges that nothing in this Section 8.1 is intended to give rise to any contingency to Buyer's obligations to proceed with the transactions contemplated herein.

     8.2  Operation of Seller's Business Pending Closing. Unless Buyer otherwise
          ----------------------------------------------
consents, during the period prior to the Closing Date, Seller shall operate the Business, subject to the orders and direction of the Bankruptcy Court, as currently operated and only in the ordinary course and, consistent with such operation, shall use commercially reasonable efforts to preserve intact the Business and its relationships with employees and persons having dealings with it. Notwithstanding the foregoing, Seller may take such action as is reasonably necessary prior to the Closing to withdraw excess cash balances from the Purchased Subsidiaries to the extent that such withdrawals do not prevent the Purchased Subsidiaries from continuing the conduct of business in the ordinary course.

     8.3  Hart-Scott-Rodino Cooperation. Buyer and Seller shall cooperate with
          -----------------------------
each other (at their respective sole cost and expense) to comply with, and provide the information required by, the pre-merger notification and waiting period rules of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (codified in Section 18(a) of Title 15, U.S. Code) (the "Act"), in any Federal Trade Commission regulations, and in any provisions or regulations of or relating to the Clayton Act. In that connection, Buyer and Seller shall use diligent efforts to make their joint pre-merger notification filing with the Federal Trade Commission no later than ten (10) days following the Execution Date. Buyer and Seller also mutually agree to request early termination of all applicable waiting periods under the Act.

     8.4  Bankruptcy Court Approvals.
          --------------------------

          8.4.1.  Bankruptcy Court Approval of Sale Procedures. Promptly
                  --------------------------------------------
following the Execution Date (and in no event later than ten (10) business days thereafter), Seller will file a motion (the "Sale Procedure Motion") with the Bankruptcy Court requesting the entry of an order in form and substance acceptable to Buyer (the "Procedure Order") (i) fixing the time, date, and location of a hearing (the "Approval Hearing") to approve Seller's consummation of this Agreement, (ii) fixing the time and date of an auction (the "Auction") to be held at the offices of Houlihan Lokey Howard & Zukin, Atlanta, Georgia, at which higher and better offers to purchase the Property may be presented to Seller, (iii) providing that if Seller receives from a third party a higher and better offer to purchase the Property at the Auction, and such third party offer is subsequently approved by the Bankruptcy Court and closes as provided by its terms, then Buyer will be entitled to receive from Seller a flat fee payment (not dependent on amounts actually expended or incurred by Buyer) in cash or other immediately available good funds in the amount of 3% of Purchase Price (the "Break-Up Fee") which payment shall be made to Buyer concurrently with the consummation of such third party sale, (iv) no prospective purchaser will be permitted to bid at the Auction unless such party has been deemed "financially qualified" by Houlihan Lokey Howard & Zukin Capital ("HLHZ"), Seller's investment banker, (v) no prospective purchaser who bids for the Property at Auction shall be entitled to purchase the Property unless such prospective purchaser offers to purchase the Property for consideration which is at least $2,000,000 greater than the consideration set forth in this Agreement (including all cash, non-cash consideration and assumed liabilities) and otherwise on terms at least as favorable to Seller as those set forth in this Agreement, and (vi) after any initial overbid, all further overbids must be in increments of at least $500,000. Should overbidding take place, Buyer shall have the right, but not the obligation, to participate in the overbidding and to be approved as the overbidder at the Approval Hearing based upon any such overbid. Should an overbidder be approved at the hearing on the Sale Motion, Buyer shall deliver to such approved overbidder all third party reports, studies and the like resulting from Buyer's Due Diligence investigations. Following the filing of the Sale Procedure Motion, Seller shall use reasonable efforts to obtain the Procedure Order (the date on which the Procedure Order is entered and becomes final is referred to herein as the "Sale Procedure Date").

          8.4.2   Bankruptcy Court's Approval of Sale. Promptly following the
                  -----------------------------------
Execution Date, and contemporaneously with the filing of the Sale Procedure Motion, Seller shall file a motion with the Bankruptcy Court (the "Sale Motion") requesting entry of an order in form and substance satisfactory to Buyer (the "Approval Order") which (i) approves the sale of the Property to Buyer on the terms and conditions set forth in this Agreement and authorizes Seller to proceed with this transaction, (ii) includes a specific finding and conclusion of law that Buyer is a good faith purchaser of the Property within the meaning of Section 363(m) of the Bankruptcy Code, (iii) states that the sale of the Property to Buyer shall be free and clear of all liens, claims, interests and encumbrances whatsoever (except as expressly provided in this Agreement), and
(iv) approves Seller's assumption and assignment of the Real Property Leases and Other Leases and Contracts (collectively, the "Section 365 Contracts") pursuant to Section 365 of the United States Bankruptcy Code and orders Buyer to pay any cure amounts payable to the other parties to the Section 365 Contracts as a condition to such assumption and assignment. Following the filing of the Sale Motion, Seller shall use reasonable efforts to obtain entry of the

Approval Order. Both Buyer's and Seller's obligations to consummate the transactions contemplated in this Agreement which Buyer and Seller may hereafter enter into shall be conditioned upon the Bankruptcy Court's entry of the Approval Order.

9.   Indemnity
     ---------

     9.1.  Survival of Representations. The representations and warranties of
           ---------------------------
Seller contained in Section 5 hereof shall terminate upon the Closing, except for the representations and warranties contained in Section 5.15 (Environmental Matters) and Section 5.16 (Assets Sufficient to Operate Business), each of which shall survive until such time as Seller's plan of reorganization in the Case shall have been approved and confirmed by the Bankruptcy Court (the "Survival Period"). The representations and warranties of Buyer contained in Section 6 hereof shall terminate upon the Closing.

     9.2  Indemnity by Seller. Subject to the terms and conditions of this
          -------------------
Section 9, Seller hereby agrees to indemnify, defend and hold harmless Buyer and its affiliates and each of their respective members, officers, directors, employees, stockholders, agents and representatives at any time after the Closing, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, obligations, penalties, fines, costs and expenses (including without limitation reasonable fees and expenses of counsel) ("Damages") asserted against, resulting from, imposed upon or incurred by Buyer, directly or indirectly, by reason of or resulting from: (a) any liabilities or obligations of Seller which are not Assumed Liabilities; (b) a breach of any representation or warranty of Seller contained in or made pursuant to Section 5.15 (Environmental Matters) and Section 5.16 (Assets Sufficient to Operate Business); (c) the breach by Seller of any covenant or agreement of Seller contained in or made pursuant to this Agreement or in any agreement delivered in connection herewith; (d) any liability for brokerage, financial advisory or finders' fees or other commissions based on agreements, arrangements or understandings made by Seller for services rendered for or on behalf of Seller in connection with the transactions contemplated hereby; (e) the failure to comply with statutory provisions relating to bulk sales and transfers, if applicable; and (f) the failure of Seller to comply with the reasonable requests of Buyer necessary to satisfy any applicable statutory or other governmental provisions relating to transfers of stock of foreign entities. Any claim or claims for Damages made by Buyer that are based upon a breach of any of the representations or warranties in Section 5.15 or Section 5.16 during the Survival Period shall be treated, until paid in full by Seller, as claims for administrative expenses in the Case with priority over all other claims for administrative expenses other than any claim asserted under Section 2.3.2 hereof.

     9.3  Indemnity by Buyer. Subject to the terms and conditions of this
          ------------------
Section 9, Buyer hereby agrees to indemnify, defend and hold harmless Seller at any time after the Closing, from and against all Damages asserted against, resulting to, imposed upon or incurred by Seller, directly or indirectly, by reason of or resulting from: (a) any obligations or liabilities of Buyer; (b) any Assumed Liabilities; (c) any liabilities, obligations or claims which arise out of the operations of the business or ownership of the Property by Buyer after the Closing Date; (d) the breach by Buyer of any covenant or agreement of Buyer contained in or made pursuant to this Agreement; or (e) any liability for brokerage or finders' fees or other commissions based on agreements, arrangements or understandings made by Buyer for services rendered for or on behalf of Buyer in connection with the transactions contemplated hereby.

     9.4  Limitations: Calculation. Notwithstanding anything contained in this
          ------------------------
Agreement to the contrary, the amount of any Damages for which indemnification is provided under this Section 9 shall be net of any amounts actually recovered by the indemnified party under insurance policies with respect to such Damages and shall be (i) increased to take account of any net tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net tax benefit realized by the indemnified party arising from the incurrence or payment of any such Damages. In computing the amount of any such tax cost or tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Damages. Any offset made against any accounts or notes receivable based upon or arising from any liability of Seller that Buyer has not expressly agreed to assume pursuant to this Agreement shall be Damages for which indemnification is provided hereunder.

10.  Miscellaneous.
     -------------

     10.1 Attorneys' Fees. In the event that either party hereto brings an
          ---------------
action or other proceeding to enforce or interpret the terms and provisions of this Agreement, the prevailing party in that action or proceeding shall be entitled to have and recover from the non-prevailing party all such fees, costs and expenses (including ??? and reasonable attorneys' fees) as the prevailing party may ??? or incur in the pursuit of defense of such action or proceeding.

     10.2 Reasonable Access to Records and Certain Personnel. So long as the
          -------------------------------------------------
Case is pending, (i) Buyer shall permit Seller's counsel and other professionals employed in the Case reasonable access to the financial and other books and records relating to the Property or the Business (whether in documentary or data form) for the purpose of the continuing administration of the Case (including, without limitation, the pursuit of any avoidance, preference or similar action), which access shall include (a) the right of such professionals to copy, at Seller's expense, such documents and records as they may request in furtherance of the purposes described above, and (b) Buyer's copying and delivering to Seller or its professionals such documents or records as they may request, but only to the extent Seller or its professionals furnishes Buyer with reasonably detailed written descriptions of the materials to be so copied and Seller reimburses Buyer for the reasonable costs and expenses thereof), and (ii) Buyer shall provide Seller and such professionals (at no cost to Seller) with reasonable access to Ted Waitman during regular business hours to assist Seller in the continuing administration of the Case, provided that such access does not unreasonably interfere with Buyer's business operations.

     10.3 Notices. Unless otherwise provided herein, any notice, tender, or
          -------
delivery to be given hereunder by either party to the other may be effected by personal delivery in writing, or by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed communicated as of the date of mailing. Mailed notices shall be addressed as set forth below, but each party may change his address by written notice in accordance with this paragraph.

           To Seller:        Gencor Industries, Inc.
                             5201 North Orange Blossom Trail
                             Orlando, FL 32810
                             Attn: E. J. Elliott
                             Fax: 407-299-8241

           With copies to:   Pachulski, Stang, Ziehl, Young & Jones P.C.
                             10100 Santa Monica Boulevard, Suite 1100
                             Los Angeles, CA 90067
                             Attn: Brad R. Godshall
                             Fax: 310-201-0760

                             and

                             Berger, Davis and Singerman P.A.
                             200 South Biscayne Blvd., Suite 2950
                             Miami, FL 33131
                             Attn: Paul Singerman
                             Fax: 305-714-4340


                             and

                             Houlihan Lokey Howard & Zukin
                             3475 Piedmont Road, Suite 950
                             Atlanta, Georgia 30305
                             Attn: James Decker
                             Fax: 404-495-9545


           To Buyer:         CPM Acquisition Corp.
                             Sixty One Wilton Road, 2/nd/ Floor
                             Westport, Connecticut 06880
                             Attn: I. Joseph Massoud
                             Fax: 203-221-8253

                             and

                             The Compass Group International, LLC
                             Sixty One Wilton Road, 2/nd/ Floor
                             Westport, Connecticut 06880
                             Attn: Alan B. Offenberg, Principal
                             Fax: 203-221-8253

                             With a copy to: Squire, Sanders & Dempsey LLP 312 Walnut Street, Suite 3500
                             Cincinnati, Ohio 45202
                             Attn: Stephen C. Mahon, Esq.
                             Fax: 513-361-1201

     10.4  Entire Agreement. This instrument and the documents to be executed
           -----------------
pursuant hereto contain the entire agreement between the parties relating to the sale of the Property. Any oral representations or modifications concerning this Agreement or any such other document shall be of no force and effect excepting a subsequent modification in writing, signed by the party to be charged.

     10.5  Modification. This Agreement may be modified, amended or supplemented
           ------------
only by a written instrument duly executed by all the parties hereto.

     10.6  Closing Date. All actions to be taken on the Closing Date pursuant to
           ------------
this Agreement shall be deemed to have occurred simultaneously, and no act, document or transaction shall be deemed to have been taken, delivered or effected until all such actions, documents and transactions have been taken, delivered or effected.

     10.7  Severability. Should any term, provision or paragraph of this
           ------------
Agreement be determined to be illegal or void or of no force and effect, the balance of the Agreement shall survive except that, if Buyer cannot acquire and Seller cannot sell substantially all of the Property, either party may terminate this Agreement, and it shall be of no further force and effect, unless both parties agree in writing to the contrary.

     10.8  Captions. All captions and headings contained in this Agreement
           --------
are for convenience of reference only and shall not be construed to limit or extend the terms or conditions of this Agreement.

     10.9  Further Assurances. Each party hereto will execute, acknowledge and
           ------------------
deliver any further assurance, documents and instruments reasonably requested by any other party hereto for the purpose of giving effect to the transactions contemplated herein or the intentions of the parties with respect thereto.

     10.10 Waiver. No waiver of any of the provisions of this Agreement shall be
           ------
deemed, or shall constitute, a waiver of other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     10.11 Brokerage Obligations. Seller is represented by HLHZ as its exclusive
           ---------------------
sale agent with respect to the transactions contemplated herein pursuant to that certain order entered by the Bankruptcy Court on November 6, 2000 and HLHZ's fees and expenses are to be paid by Seller immediately and in accordance with the terms and provisions of such order. Seller and Buyer each represent and warrant to the other that, except for HLHZ, such party has incurred no liability to any broker or agent with respect to the payment of any commission regarding the consummation of the transaction contemplated hereby. Except for any claims of HLHZ (which are to be handled and satisfied by Seller in accordance with the above referenced order), it is agreed that if any claims for commissions, fees or other compensation, including, without limitation, brokerage fees, finder's fees, or commissions are ever asserted against Buyer or Seller in connection with this transaction, all such claims shall be handled and paid by the party whose actions form the basis of such claim and such party shall indemnify, defend (with counsel reasonably satisfactory to the party entitled to indemnification), protect, and save and hold the other harmless from and against any and all such claims or demands asserted by any person, firm or corporation in connection with the transaction contemplated hereby.

     10.12  Payment of Fees and Expenses. Except as provided in Sections 10.1
            ----------------------------
and 10.11 above, each party to this Agreement shall be responsible for, and shall pay, all of its own fees and expenses, including those of its counsel, incurred in the negotiation, preparation and consummation of the Agreement and the transaction described herein.

     10.13  Survival. The representations and warranties made in this Agreement
            --------
shall survive the Closing only to the extent provided for in Section 9 hereof. Except for the covenants and agreements to be performed after the Closing Date, none of the respective covenants and agreements of Seller and Buyer herein, or in any certificates or other documents delivered prior to or at the Closing, shall survive the Closing.

     10.14  Assignments. This Agreement shall not be assigned by either party
            -----------
hereto without the prior written consent of the other party hereto.

     10.15  Binding Effect, Subject to the provisions of Section 10.14 above,
            --------------
this Agreement shall bind and inure to the benefit of the respective heirs, personal representatives, successors, and assigns of the parties hereto.

     10.16  Applicable Law. This Agreement shall be governed by and construed in
            --------------
accordance with the laws of California.

     10.17  Good Faith. All parties hereto agree to do all acts and execute
            ----------
documents required to carry out the terms of this Agreement and to act in good faith with respect to the terms and conditions contained herein before and after Closing.

     10.18  Construction. In the interpretation and construction of this
            ------------
Agreement, the parties acknowledge that the terms hereof reflect extensive negotiations between the parties and that this Agreement shall not be deemed, for the purpose of construction and interpretation, drafted by either party hereto.

     10.19  Counterparts. This Agreement may be signed in counterparts. The
            ------------
parties further agree that this Agreement may be executed by the exchange of facsimile signature pages.

     10.20  Time is of the Essence. Time is of the essence in this Agreement,
            ----------------------
and all of the terms, covenants and conditions hereof.

     10.21  Bankruptcy Court Jurisdiction. BUYER AND SELLER AGREE THAT THE
            -----------------------------
BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION OVER ALL DISPUTES AND OTHER MATTERS RELATING; TO (i) THE INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT EXECUTED PURSUANT HERETO; AND/OR (ii) THE PROPERTY AND/OR ASSUMED LIABILITIES, AND BUYER EXPRESSLY CONSENTS TO AND AGREES NOT TO CONTEST SUCH EXCLUSIVE JURISDICTION.

     IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the day and year first above written.


                                   CPM Acquisition Corp.


                                   By:   _______________________
                                   Name: _______________________
                                   Its:  _______________________


                                   Consolidated Process Machinery, Inc.
                                   Debtor and Debtor In Possession


                                   By:   _______________________
                                   Name: _______________________
                                   Its:  _______________________
                                 Exhibits "A-1" through "E"
                                 --------------------------

                     [EXHIBITS TO BE DELIVERED BY SELLER]

          IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the day and year first above written.

                                        CPM Acquisition Corp.

                                        By: ____________________________
                                        Name: __________________________
                                        Its: ___________________________

                                        Consolidated Process Machinery, Inc.
                                        Debtor and Debtor In Possession


                                        By: /s/ John E. Elliott
                                            ----------------------------
                                        Name: JOHN E. ELLIOTT
                                             ---------------------------
                                        Its: VICE PRESIDENT
                                             ---------------------------

     10.21  Bankruptcy Court Jurisdiction.  BUYER AND SELLER AGREE THAT THE
            -----------------------------
BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION OVER ALL DISPUTES AND OTHER MATTERS RELATING; TO (i) THE INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT EXECUTED PURSUANT HERETO; AND/OR (ii) THE PROPERTY AND/OR ASSUMED LIABILITIES, AND BUYER EXPRESSLY CONSENTS TO AND AGREES NOT TO CONTEST SUCH EXCLUSIVE JURISDICTION.

            IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the day and year first above written.


                                        CPM Acquisition Corp.

                                        By:
                                           ----------------------
                                        Name:
                                             --------------------
                                        Its: President
                                            ---------------------

                                        Consolidated Process Machinery, Inc.
                                        Debtor and Debtor In Possession

                                        By: _________________________
                                        Name:________________________
                                        Its: ________________________
                           Exhibit "A-1 through "E"
                           ------------------------

                     [EXHIBITS TO BE DELIVERED BY SELLER]

                                      25